UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908)-852-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February, 24, 2025, Michael C. Bond, Chief Financial Officer of (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) following the unanimous approval of the Agreement by the Compensation Committee of the Board of Directors of the Company.

Pursuant to the Agreement, Mr. Bond will receive an annual base salary of $275,000 per year, and a discretionary bonus opportunity of up to 60% to 100% of the annual base salary upon attainment of target and maximum performance measures. All such bonuses are subject to the Company’s clawback policy.

As Mr. Bond’s employment is on an “at-will” basis, the Company or Mr. Bond may terminate the employment relationship at any time, with or without Cause (as defined in the Agreement). Upon Mr. Bond’s termination of employment for any reason, Mr. Bond will be entitled to receive: (i) a lump sum payment on the Date of Termination (as defined in the Agreement) in an amount equal to the sum of Mr. Bond’s earned but unpaid base salary through his Date of Termination plus his accrued but unused vacation days at the rate of base salary in effect as of his Date of Termination; (ii) $52,884.62 representing 10 weeks of accrued and unpaid severance under Mr. Bond’s employment agreement dated as of February 27, 2020; and (iii) any other benefits or rights Mr. Bond has accrued or earned through his Date of Termination in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company. If Mr. Bond is terminated without Cause or Mr. Bond terminates the Agreement for Good Reason (as defined in the Agreement), Mr. Bond would also be entitled to receive: (i) Mr. Bond’s annual bonus (if any) earned for the year prior to the Date of Termination; (ii) Mr. Bond’s annual bonus (if any) for the year the Date of Termination occurs, on a pro rated basis through the date thereof; (iii) 12 months of severance pay (subject to adjustment in the case of a Change in Control, as defined in the Agreement); and (iv) customary COBRA healthcare reimbursement for a period of 12 months.

The foregoing description of the Agreement is incomplete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement by and between Vislink Technologies, Inc. and Michael Bond, dated as of February 24, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISLINK TECHNOLOGIES, INC.
Date: February 28, 2025
	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer